Exhibit 99.1

Westrock Coffee Completes Upsized $600 Million Five-Year Credit Facility Refinancing

New facilities provide approximately $270 million of liquidity at closing; oversubscribed syndication allowed the facilities to be upsized

Transaction Highlights

•	Upsized facility: $600 million of new senior secured first lien credit facilities for Westrock Coffee’s Beverage Solutions segment, consisting of a $300 million term loan and a $300 million revolver, replacing Westrock Coffee’s existing $425 million Beverage Solutions credit facilities, increasing total commitments by $175 million

•	Five-year term: New five-year credit facilities mature in October 2031; $40 million of 2029 convertible notes repurchased and the remaining $32 million due January 2032

•	Enhanced liquidity: Approximately $270 million of liquidity at closing, consisting of $40 million of unrestricted cash and $230 million of undrawn revolver commitments

•	Improved debt service profile: Reduces scheduled term loan amortization from 10.0% under the prior facility to 2.5% in Year 1 and 5.0% in Years 2–4, lowering required principal payments by approximately $15 million over the next four quarters compared with the prior facility

•	Strong lender support: Received $737 million of commitments for the new facilities from a lending syndicate led by Rabobank and including Truist Bank, Bank of America, TD Securities (USA) LLC, Huntington Bank, Texas Capital Bank and Goldman Sachs

LITTLE ROCK, Ark., October 21, 2026 (GLOBE NEWSWIRE) – Westrock Coffee Company (Nasdaq: WEST) (“Westrock Coffee” or the “Company”), an integrated beverage solutions platform serving the world’s largest brands across packaged coffee, tea, ready-to-drink coffee, energy, and functional beverage categories, today announced the closing of an upsized refinancing for its Beverage Solutions segment through a new credit agreement (the “Credit Agreement”) led by Coöperatieve Rabobank U.A., New York Branch (“Rabobank”) providing for a $300 million senior secured first lien term loan facility and a $300 million senior secured first lien revolving credit facility, for a total commitment of $600 million, up from $425 million under the prior credit agreement. The transaction has been fully funded by Rabobank and is being syndicated to the broader lender group. The syndication was oversubscribed: Rabobank received $737 million of lender commitments, which allowed the facilities to be upsized from $500 million at launch to $600 million. The five-year credit facilities under the Credit Agreement mature in October 2031. Proceeds were used to repay debt under the prior credit agreement and will also be used to fund related transaction costs, including cash payments in connection with the transactions described below involving the Company’s 5% convertible senior notes due 2029 (the “2029 Notes”), and for general corporate purposes. With the new Beverage Solutions credit facilities, the Company has enhanced liquidity of approximately $270 million, consisting of $40 million in unrestricted cash and $230 million in undrawn revolver commitments. Scheduled term loan amortization has also been reduced from 10.0% under the prior facility to 2.5% in Year 1 and 5.0% in Years 2–4, lowering required principal payments by approximately $15 million over the next four quarters compared with the prior facility, which allows the Company to retain more cash in the business.

As part of the refinancing, the Company also announced the repurchase of $40 million of its 2029 Notes for approximately $21 million in cash and the issuance of approximately 2.4 million shares of the Company’s common stock, and amendments to its remaining $32 million of 2029 Notes that, among other things, extended their maturity to January 2032 (the “2032 Notes”) and gave the Company the ability to optionally redeem the 2032 Notes if its shares trade at or above $14.25 for more than 120 consecutive trading days.

Scott T. Ford, co-founder and Chief Executive Officer of the Company, commented, “This refinancing is a vote of confidence in Westrock Coffee’s platform and our long-term strategy. With a strong group of lenders led by Rabobank, these new credit facilities let us stay focused on what matters most: scaling our extract and ready-to-drink capabilities and delivering for the world’s leading beverage brands.”

Chris Pledger, Chief Financial Officer of Westrock Coffee, added, “This refinancing marks an important milestone as we move beyond the Conway build-out. The new facilities provide approximately $270 million of liquidity and lower scheduled amortization, allowing us to retain more cash in the business as we continue to reduce leverage. We are grateful to Rabobank and our lender group, whose $737 million of commitments exceeded the $600 million size of the facilities.”

In connection with the Credit Agreement, Rabobank served as lead arranger and lead bookrunner. Rabobank is also serving as administrative agent and collateral agent under the Credit Agreement. In connection with the syndication, Truist Securities, Inc. and Bank of America, N.A. will serve as joint lead arrangers and joint bookrunners, TD Securities (USA), LLC, and The Huntington National Bank will serve as co-documentation agents, and Texas Capital Bank and Goldman Sachs Bank USA will serve as joint syndication agents.

Goldman Sachs & Co. LLC acted as exclusive structuring agent to Westrock Coffee on the comprehensive refinancing and convertible notes transactions, and Wachtell, Lipton, Rosen & Katz served as legal counsel to Westrock Coffee. Reed Smith LLP served as legal counsel to Rabobank.

Westrock Coffee will report its third quarter 2026 financial results on November 5, 2026, after market close, followed by its quarterly earnings conference call at 4:30 p.m. Eastern time. Additional information will be available on the Company’s Investor Relations website.

Additional information regarding the Credit Agreement and the convertible note transactions will be included in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

About Westrock Coffee Company:

Westrock Coffee is an integrated beverage solutions platform serving the world’s largest brands across packaged coffee, tea, ready-to-drink coffee, energy, and functional beverage categories. With our global manufacturing and sourcing footprint, the Company formulates, manufactures, and packages beverages in cans, glass, multi-serve bottles, single-serve capsules, bulk extract, and concentrates, backed by a digitally traceable supply chain. With operations spanning 10 countries, Westrock Coffee partners with brands across retail, foodservice, convenience, consumer packaged goods, and hospitality to bring beverage programs to market at scale.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, the plans, objectives, expectations, and intentions of Westrock Coffee, lender participation in the Credit Agreement syndication, and other statements that are not historical facts. These statements are based on information available to Westrock Coffee as of the date hereof and Westrock Coffee is not under any duty to update any of the forward-looking statements after the date of this communication to conform these statements to actual results. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of the management of Westrock Coffee as of the date hereof and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and should not be relied on by an investor, or others, as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Westrock Coffee. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, changes in domestic and foreign business, market, financial, political, and legal conditions; our inability to secure an adequate supply of key raw materials, including green coffee and tea, or a disruption in our supply chain, including from tariffs or trade restrictions or global conflicts (including the ongoing conflicts in Europe, the Middle East and Latin America); risks relating to the uncertainty of the projected financial information with respect to Westrock Coffee; risks related to the rollout of Westrock Coffee’s business and the timing of expected business milestones; our inability to successfully commercialize customers at our Conway, Arkansas facility, and generate positive operating cash flows within the anticipated time frame; the effects of competition and industry consolidation on Westrock Coffee’s business; the ability of Westrock Coffee to issue equity or equity-linked securities or obtain debt financing in the future; Westrock Coffee’s future level of indebtedness, which may reduce funds available for other business purposes and reduce the Company’s operational flexibility; Westrock Coffee’s inability to comply with the financial covenants in our credit agreement; the risk that Westrock Coffee fails to attract, motivate or retain qualified personnel; the risk that Westrock Coffee fails to fully realize the potential benefits of acquisitions or joint ventures or has difficulty successfully integrating acquired companies; the loss of significant customers or delays in bringing their products to market; litigation or legal disputes, which could lead us to incur significant liabilities and costs or harm our reputation; the risk of incurring additional costs if Westrock Coffee no longer qualifies as an emerging growth company (as defined in the JOBS Act); and those factors discussed in Westrock Coffee’s Annual Report on Form 10-K, which was filed with the United States Securities and Exchange Commission (the “SEC”) on March 10, 2026, in Part I, Item 1A “Risk Factors” and other documents Westrock Coffee has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Westrock Coffee does not presently know, or that Westrock Coffee currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, the forward-looking statements reflect Westrock Coffee’s expectations, plans, or forecasts of future events and views as of the date of this communication. Westrock Coffee anticipates that subsequent events and developments will cause Westrock Coffee’s assessments to change. However, while Westrock Coffee may elect to update these forward-looking statements at some point in the future, Westrock Coffee specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as a representation of Westrock Coffee’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts

Media:

PR@westrockcoffee.com

Investor Contact:

IR@westrockcoffee.com

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